SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report: June 28, 2004

uWink, Inc.
(Exact name of registrant as specified in its charter)

Utah	000-29217	87-0412110

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification)

5443 Beethoven Street Los Angeles, California	90066

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (310) 827-6900

Not Applicable
(Former name or former address, if changed since last report.)

Item 1. Changes in Control of Registrant

     None.

Item 2. Acquisition or Disposition of Assets

     None.

Item 3. Bankruptcy or Receivership

     None.

Item 4. Changes in Accountants

     None.

Item 5. Other Events and Regulation FD Disclosure

     The registrant today announced that it appointed Messrs. Nimish Patel, JD MBA CPA and Kevin McLeod to its board of directors for two-year terms beginning March 24, 2004. Mr. Patel is a partner at the law firm of Richardson & Patel, LLP, a corporate securities firm based in Los Angeles, California. Mr. Patel received a Bachelor of Science - Accounting from the University of Southern California. Additionally, Mr. Patel received both JD and MBA degrees from the University of San Diego. Mr. Patel is a member of the California State Bar. Mr. Patel's focus on the board of directors will include mergers and acquisitions and venture capital financing. Mr. McLeod, a native of New Zealand currently residing in London, is the Managing Director of one of the United Kingdom’s largest mechanical and electrical contractors. Mr. McLeod’s focus on the board of directors will include the development of international markets for the registrant’s products. Mr. McLeod is a shareholder of the registrant.

Item 6. Resignation of Directors

     None.

Item 7. Financial Statements Pro Forma Financial & Exhibits

     None.

Item 8. Changes In Fiscal Year

     None.

Item 9. Regulation FD Disclosures

     See Items 1, 5 and 6, above.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 28, 2004	uWink, Inc.

	By:	/s/ Nolan Bushnell

Nolan K. Bushnell
Chief Executive Officer